HOMESIDE LENDING, INC.
       EXHIBIT 12 - COMPUTATION OF THE RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollar amounts in thousands)


The following table sets forth the ratio of earnings to fixed charges of HomeSide Lending, Inc. for the period from March 1, 1997 to February 10, 1998 and the period from March 16, 1996 to February 28, 1997. The ratio of earnings to fixed charges is computedby dividing net fixed charges (interest expense on all debt plus the interest portion of rent expense) into earnings before income taxes and fixed charges.




                                  For the Period   For the Period
                                  From                  From
                                    March 1,         March 16,
                                     1997 to          1996 to
                                  February 10,      February 28,
                                      1998              1997
                                  --------------   ---------------

Earnings before income taxes      $     136,870    $       93,195
                                  --------------   ---------------
Interest expense                         81,770            66,833
Interest portion of rental
   expense                                1,387             1,550
                                  --------------   ---------------
Fixed charges                            83,157            68,383
                                  --------------   ---------------
Earnings before fixed charges           220,027           161,578
                                  --------------   ---------------

Fixed Charges:

Interest expense                         81,770            66,833
Interest portion of rental
expense                                   1,387             1,550
                                  --------------   ---------------
Fixed charges                     $      83,157    $       68,383
                                  --------------   ---------------
Ratio of earnings to fixed
charges                           $      2.65      $       2.36
                                  ==============   ===============